UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Enter into a Material Definitive Agreement.

Effective August 31, 2007, we entered into an agreement with Starlight Operating Company, Inc. and Starlight Oil & Gas LLC and Starlight Corporation. Pursuant to the agreement our company and Starlight will move forward to get the next two obligation wells drilled, the two existing wells completed prior to the end of the year and permits in place for a 2008 drilling program.

The terms of the letter agreement are as follows:

1.	Our company shall withdraw its demand for arbitration with prejudice;
2.

Our company agrees to make no claims against Starlight Operating Company, Inc. or Starlight Oil & Gas LLC for any obligations with regard to the completion of the existing wells and drilling of any future wells per the terms of the EnCana Drilling & Development Agreement and Starlight/Eden Participation Agreement;

3.

Starlight Oil & Gas LLC shall assign to Eden Energy Colorado LLC all of its right, title and interest in and to the Drilling and Development Agreement with EnCana Oil & Gas (U.S.A.), Inc., dated May 1, 2006, as amended;

4.	Starlight Oil & Gas LLC shall assign to Eden Energy Colorado all of its right, title and interest in and to the Participation Agreement with our company dated September 1, 2006;
5.	Starlight Oil & Gas LLC will assign to Eden Energy Colorado all of its right, title and interest in and to its working interests in the Love Federal 17-21 and 17-42 wells and lands earned thereby;
6.	The overriding royalty interests created pursuant to the Participation Agreement shall be conveyed as follows:
a.	Melange International, LLC	0.5% of 8/8ths
b.	Durango Petroleum Corp.	0.5% of 8/8ths
c.	Monarch Royalty LLC	0.5% of 8/8ths
d.	Timothy E. Macke	0.5% of 8/8ths
e.	H.J. Kagie	0.5% of 8/8ths
f.	Joseph R. Pope	0.5% of 8/8ths
g.	Brian S. Bentley	0.5% of 8/8ths
h.	Eden Energy Colorado LLC	any remaining override

In the event that the Existing Burdens on any tract are such that when taken together an 80% net revenue interest cannot be retained by our company then the portion of the override being delivered to Timothy E. Macke, H.J. Kagie, Joseph R. Pope and Brian S. Bentley shall be proportionately reduced in order to deliver the 80% net revenue lease. Our company shall continue to make such additional conveyances to the owners of those overriding royalties as may be necessary or convenient to insure the same are accounted for and paid in a timely manner. Royalties will continue to be disbursed directly by EnCana or by the subsequent operator of record for the Ant Hill Unit.

Item 9.01. Financial Statements and Exhibits.

10.1        Letter Agreement Starlight Oil & Gas LLC and Starlight Operating Company, Inc. effective August 31, 2007.

99.1        News Release dated September 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President and Director

Date: September 10, 2007

CW1405672.1